UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2015

Venaxis, Inc.

(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On October 16, 2015, Venaxis, Inc. (the "Company") entered into a Contract to Buy and Sell Real Estate (the "PSA") with Niebur Golf Development, LLC (the "Buyer") related to the sale of the Company's corporate headquarters in Castle Rock, Colorado (the "Property").  The purchase price is $4,053,000.  The closing is expected to occur in December 2015.
In addition to agreeing to sell the Property, under the PSA the Company will lease back from the Buyer approximately 22,000 square feet in the Property.  The lease payments will be approximately $22,000 per month base rent plus the Company's proportionate shares of expenses, taxes and utilities.
A copy of the PSA is attached to this Current Report on Form 8‑K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

10.1	Contract to Buy and Sell Real Estate, dated October 16, 2015, by and between Venaxis, Inc., as Seller and Tenant, and Niebur Golf Development, LLC, as Buyer and Landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc. (Registrant)
October 21, 2015	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Contract to Buy and Sell Real Estate, dated October 16, 2015, by and between Venaxis, Inc., as Seller and Tenant, and Niebur Golf Development, LLC, as Buyer and Landlord.